Exhibit 99.1

Meso Numismatics and Global Stem Cell Group Enter Final Definitive Agreement

LAS VEGAS, NV, June 24, 2021 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Meso Numismatics, Inc. (“Meso Numismatics” or the “Company”) (MSSV), a technology and numismatic company specializing in the Meso Region, including Central America and the Caribbean, is pleased to announce that the Final Definitive Agreement with Global Stem Cells Group (“GSCG”) has been signed.

“We are very pleased to have entered into the definitive agreement with Global Stem Cells” said Dave Christensen CEO of Meso, “And we look forward to expanding into the growth stem cell industry with our new partner.”

Please read this press release in conjunction with the 8K filed June 24, 2021.

This press release should be read in conjunction with all other filings on www.sec.gov

For more information on Global Stem Cells Group please visit: www.stemcellsgroup.com

About Meso Numismatics: Meso Numismatics, Corp is an emerging numismatic and technology company specialized in the Meso Region, including Central America and the Caribbean. The Company has quickly become the central hub for rare, exquisite, and valuable inventory for not only the Meso region, but for exceptional items from around the world. With the Company’s breadth of business experience and technology team, the Company will continue to help companies grow.

This press release should be read in conjunction with all other filings on www.sec.gov

For more information on Global Stem Cells Group please visit: www.stemcellsgroup.com

About Meso Numismatics: Meso Numismatics, Corp is an emerging numismatic and technology company specialized in the Meso Region, including Central America and the Caribbean. The Company has quickly become the central hub for rare, exquisite, and valuable inventory for not only the Meso region, but for exceptional items from around the world. With the Company’s breadth of business experience and technology team, the Company will continue to help companies grow.

Forward Looking Statements

Some information in this document constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements, such as the closing of the share exchange agreement. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Meso Numismatics, Inc., herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Meso Numismatics, Inc. disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

For further information, please contact:

Investor.relations@mssvinc.com

Telephone: (800) 956-3935